SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 16, 2001
                                 ---------------

                         LEEDS FEDERAL BANKSHARES, INC.
               (Exact Name of Registrant as Specified in Charter)

         Federal                    0-23645                 56-2062351
---------------------------    ------------------        ----------------
(State or Other Jurisdiction  (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                   Identification No.)


1101 Maiden Choice Lane, Baltimore, Maryland              21229
--------------------------------------------              -----
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:  (410) 242-1234
                                                     --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.                   Other Events

         On August 16, 2001, Leeds Federal Bankshares, Inc. ("Leeds Mid-Tier"), its mutual holding company, Leeds Federal Bankshares, MHC ("Leeds MHC"), and its subsidiary savings bank, Leeds Federal Savings Bank ("Leeds Savings"), entered into an Agreement and Plan of Merger (the "Agreement") with Northwest Bancorp, Inc. ("Northwest Mid-Tier"), its mutual holding company, Northwest Bancorp, MHC ("Northwest MHC"), and its subsidiary savings bank, Northwest Savings Bank ("Northwest Bank"). Under the terms of the Agreement, Leeds MHC would be merged with and into Northwest MHC with Northwest MHC as the surviving institution, and Leeds Mid-Tier would be merged with and into Northwest Mid-Tier with Northwest Mid-Tier as the surviving institution. Leeds Mid-Tier stockholders other than Leeds MHC would receive $32.00 in cash for each share of Leeds Mid-Tier. Shares of Leeds Mid-Tier held by Leeds MHC would be cancelled. Each option to purchase Leeds Mid-Tier common stock would be converted into the right to receive cash in an amount equal to the difference between $32.00 and the exercise price of the option. The transaction is subject to certain conditions, including, among others, approval by Leeds Mid-Tier stockholders and Leeds MHC members (if necessary) and applicable regulatory authorities.

Item 7.      Financial Statements, Pro Forma Financial Information, and Exhibits

             The following Exhibits are filed as part of this report:

         Exhibit No.              Description

             2.1 Agreement and Plan of Merger by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of August 16, 2001


            99.1             Joint Press Release dated August 16, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   LEEDS FEDERAL BANKSHARES, INC.



DATE: August 22, 2001          By: /s/ Dale R. Douglas
                                   ---------------------------------------------
                                   Dale R. Douglas
                                   Senior Vice President

































                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

         Exhibit No.              Description

            2.1 Agreement and Plan of Merger by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of August 16, 2001

           99.1              Joint Press Release dated August 16, 2001

                                   EXHIBIT 2.1












                          AGREEMENT AND PLAN OF MERGER


                                  By and Among

                             NORTHWEST SAVINGS BANK,

                            NORTHWEST BANCORP, INC.,

                             NORTHWEST BANCORP, MHC

                                       And

                           LEEDS FEDERAL SAVINGS BANK,

                         LEEDS FEDERAL BANKSHARES, INC.,

                          LEEDS FEDERAL BANKSHARES, MHC


                           Dated as of August 16, 2001

                                TABLE OF CONTENTS



                                    ARTICLE I
                               CERTAIN DEFINITIONS

   Section 1.01  Definitions...................................................2

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

   Section 2.01  Effects of Merger; Surviving Institutions.....................6
   Section 2.02  Conversion and Cancellation of Shares.........................7
   Section 2.03  Exchange Procedures...........................................8

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF LEEDS

   Section 3.01  Organization.................................................10
   Section 3.02  Capitalization...............................................11
   Section 3.03  Authority; No Violation......................................11
   Section 3.04  Consents.....................................................12
   Section 3.05  Leeds Financial Statements...................................13
   Section 3.06  Taxes........................................................13
   Section 3.07  No Material Adverse Effect...................................14
   Section 3.08  Contracts....................................................14
   Section 3.09  Ownership of Property; Insurance Coverage....................15
   Section 3.10  Legal Proceedings............................................16
   Section 3.11  Compliance With Applicable Law...............................16
   Section 3.12  ERISA........................................................17
   Section 3.13  Brokers, Finders and Financial Advisors......................18
   Section 3.14  Environmental Matters........................................18
   Section 3.15  Loan Portfolio...............................................19
   Section 3.16  Securities Documents.........................................21
   Section 3.17  Related Party Transactions...................................21
   Section 3.18  Schedule of Termination Benefits.............................21
   Section 3.19  Deposits.....................................................21
   Section 3.20  Fairness Opinion.............................................22
   Section 3.21  Required Vote of Stockholders................................22
   Section 3.22  Derivative Transactions......................................22

                                   ARTICLES IV
                   REPRESENTATIONS AND WARRANTIES OF NORTHWEST

   Section 4.01  Organization.................................................22
   Section 4.02  Authority; No Violation......................................23
   Section 4.03  Consents.....................................................24
   Section 4.04  Northwest Financial Statements...............................24
   Section 4.05  Material Adverse Effect......................................24
   Section 4.06  Legal Proceedings............................................25
   Section 4.07  Compliance With Applicable Law...............................25
   Section 4.08  Northwest Benefit Plans......................................25
   Section 4.09  Financing....................................................26
   Section 4.10  Regulatory Approvals.........................................26
   Section 4.11  Securities Documents.........................................26

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

   Section 5.01  Conduct of the Business of Leeds.............................27
   Section 5.02  Access; Confidentiality......................................30
   Section 5.03  Regulatory Matters and Consents..............................31
   Section 5.04  Taking of Necessary Action...................................32
   Section 5.05  Certain Agreements...........................................33
   Section 5.06  No Other Bids and Related Matters............................35
   Section 5.07  Duty to Advise; Duty to Update the Leeds Disclosure
                   Schedules..................................................36
   Section 5.08  Conduct of Northwest's Business..............................36
   Section 5.09  Board and Committee Minutes..................................37
   Section 5.10  Undertakings by the Parties..................................37
   Section 5.11  Employee and Termination Benefits; Directors and Management..40
   Section 5.12  Duty to Advise; Duty to Update the Northwest
                   Disclosure Schedules.......................................46


                                   ARTICLE VI
                                   CONDITIONS

   Section 6.01  Conditions to Obligations of Leeds Under this Agreement......46
   Section 6.02  Conditions to the Obligations of Northwest Under this
                   Agreement..................................................48

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

   Section 7.01  Termination..................................................49
   Section 7.02  Effect of Termination........................................50

                                  ARTICLE VIII
                                  MISCELLANEOUS

   Section 8.01  Expenses.....................................................50
   Section 8.02  Non-Survival of Representations and Warranties...............51
   Section 8.03  Amendment, Extension and Waiver..............................51
   Section 8.04  Entire Agreement.............................................51
   Section 8.05  No Assignment................................................51
   Section 8.06  Notices......................................................51
   Section 8.07  Captions.....................................................52
   Section 8.08  Counterparts.................................................52
   Section 8.09  Severability.................................................53
   Section 8.10  Governing Law................................................53
   Section 8.11  Specific Performance.........................................53

Exhibit A         Form of Merger Agreement Relating to the MHC Merger
Exhibit B         Form of Merger Agreement Relating to the Mid-Tier Merger
Exhibit C         Form of Leeds Voting Agreement

                         AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this Agreement"), dated as of August 16, 2001, is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."


                                    RECITALS

         1. Northwest MHC owns a majority of the outstanding capital stock of Northwest Bancorp, which owns all of the outstanding capital stock of Northwest Bank. Each of Northwest Bank, Northwest Bancorp and Northwest MHC has its principal offices in Warren, Pennsylvania.

         2. Leeds MHC owns a majority of the outstanding capital stock of Leeds Bankshares, which owns all of the outstanding capital stock of Leeds Savings. Each of Leeds Savings, Leeds Bankshares and Leeds MHC has its principal offices in Baltimore, Maryland.

         3. The Boards of Directors of the respective parties deem it advisable and in the best interests of the parties, including the depositors of Northwest Bank and Leeds Savings, and the stockholders of Northwest Bancorp and Leeds Bankshares, for Leeds MHC to merge with and into Northwest MHC with Northwest MHC as the surviving entity, and for Leeds Bankshares to merge with and into Northwest Bancorp, with Northwest Bancorp as the surviving entity, all pursuant to the terms, conditions and procedures set forth in this Agreement.

         4. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement; and

         5. In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS


         Section 1.01  Definitions

         Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

         "Aggregate Merger Consideration" means the sum of (i) the Merger Consideration multiplied by the number of shares of Leeds Bankshares Common Stock (except for shares held by either Leeds or Northwest other than in a fiduciary capacity or in connection with debts previously contracted), and (ii) the Merger Consideration multiplied by the number of options issued or outstanding pursuant to the Leeds Stock Option Plans, less the aggregate exercise price of all such options.

         "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between the Northwest Parties and the Leeds Parties.

         "Applications" means the applications to be filed with the appropriate Regulatory Authorities requesting approval or nonobjection of the transactions described in this Agreement.

         "Board of Directors" means the Board of Directors of Leeds MHC, Leeds Bankshares, Leeds Savings, Northwest Bancorp or Northwest Bank, or the Board of Trustees of Northwest MHC, as applicable.

         "Closing Date" means the date determined by Northwest, in consultation with and upon no less than five (5) days prior written notice to Leeds Bankshares, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which the parties shall mutually agree.

         "Environmental Law" means any Federal or state law, statute, rule, regulation, code, judgment, common law or agreement with any Federal or state governmental authority, and any decree, injunction or order entered with or by any governmental authority that is binding upon Leeds relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Exchange Agent" means the third party entity selected by Northwest and reasonably acceptable to Leeds, as provided in Section 2.03(a) of this Agreement.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" means the Federal Home Loan Bank.

         "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

         "Hazardous Material" means any substance (whether solid, liquid or gas) that is detrimental to human health or safety or to the environment and currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, friable asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         "HOLA" the Home Owners' Loan Act of 1956.

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Leeds" means the Leeds Parties and/or any direct or indirect Subsidiary of such entities.

         "Leeds Bankshares" means Leeds Federal Bankshares, Inc., a Federal corporation.

         "Leeds Bankshares Common Stock" means the common stock of Leeds Bankshares described in Section 3.02(a).

         "Leeds Disclosure Schedules" means the Disclosure Schedules delivered by Leeds to Northwest pursuant to Article III of this Agreement.

         "Leeds Employee Plan" has the meaning given to that term in Section
3.12 of this Agreement.

          "Leeds Financials" means (i) the audited consolidated financial statements of Leeds Bankshares as of June 30, 2000 and 1999 and for the three years ended June 30, 2000, including the notes thereto, included in Securities Documents filed by Leeds Bankshares, and (ii) the unaudited interim consolidated financial statements of Leeds Bankshares as of each calendar quarter following June 30, 2000 included in Securities Documents filed by Leeds Bankshares.

         "Leeds MHC" means Leeds Federal Bankshares, MHC, a Federal mutual holding company.

         "Leeds Parties" means Leeds Savings, Leeds Bankshares and Leeds MHC.

         "Leeds Regulatory Reports" means the Thrift Financial Reports of Leeds Savings and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended June 30, 2000, through the Closing Date, and all Annual, Quarterly and Current Reports filed on Form H-(b)11 with the OTS by Leeds Bankshares and Leeds MHC from June 30, 2000 through the Closing Date.

         "Leeds Savings" means Leeds Federal Savings Bank.

         "Leeds Stock Option Plans" means the Leeds Federal Savings Bank 1994 Incentive Stock Option Plan and the Leeds Federal Savings Bank 1994 Stock Option Plan for Outside Directors.

         "Leeds Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Leeds Bankshares, and includes Leeds Savings, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Leeds Savings.

         "Loan Property" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

         "Material Adverse Effect" shall mean, with respect to Northwest Bancorp or Leeds Bankshares, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of Northwest Bancorp or Leeds Bankshares resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any Federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, or (iii) expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         "Member Proxy Statement" means any proxy statement, if any, together with any supplements thereto, to be transmitted by Leeds MHC to its members in connection with the transactions contemplated by this Agreement if a vote of such members is required by any Regulatory Authority.

         "Merger" shall mean collectively the MHC Merger and the Mid-Tier Merger, and any other mergers by interim corporate entities necessary to effectuate the transactions contemplated by this Agreement.

         "Merger Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

         "Merger Effective Date" means the date as of which the articles of combination as to the Merger are endorsed by the OTS, or such other date specified in the endorsement of the articles of combination by the OTS.

         "MHC Merger" means the merger of Leeds MHC with and into Northwest MHC with Northwest MHC as the surviving entity.

         "Mid-Tier Merger" means the merger of Leeds Bankshares with and into Northwest Bancorp with Northwest Bancorp as the surviving entity.

         "Northwest" means Northwest Bank, Northwest Bancorp, Northwest MHC and/or any direct or indirect Subsidiary of such entities.

         "Northwest Bank" means Northwest Savings Bank, a Pennsylvania stock savings bank.

         "Northwest Disclosure Schedules" means the Disclosure Schedules delivered by Northwest to Leeds pursuant to Article III of this Agreement.

         "Northwest Financials" means (i) the audited consolidated financial statements of Northwest Bancorp as of June 30, 2000 and 1999 and for the three years ended June 30, 2000, including the notes thereto, included in Securities Documents filed by Northwest Bancorp, and (ii) the unaudited interim consolidated financial statements of Northwest Bancorp as of each calendar quarter following June 30, 2000 included in Securities Documents filed by Northwest Bancorp.

         "Northwest Parties" means Northwest Bank, Northwest Bancorp and Northwest MHC.

         "Northwest Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Northwest Bancorp, and includes Northwest Bank, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Northwest Bank.

         "OTS" means the Office of Thrift Supervision.

         "Participation Facility" shall have the meaning given to such term in
Section 3.14(b) of this Agreement.

         "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "Regulatory Agreement" has the meaning given to that term in Section 3.11(b) of this Agreement.

         "Regulatory Authority" or "Regulatory Authorities" means any agency or department of any Federal or state government, including without limitation the OTS, the FDIC, the SEC and the respective staffs thereof.

         "Right" means any warrant, option, right, convertible security and other capital stock equivalent that obligate an entity to issue its securities.

         "RP Financial" means RP Financial, LC, the financial advisor to Leeds in connection with the transactions provided for in this Agreement.

          "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

         "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

         "Stockholder Proxy Statement" means the proxy statement together with any supplements thereto to be transmitted to holders of Leeds Bankshares Common Stock in connection with the transactions contemplated by this Agreement.

         "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Northwest Bank or Leeds Savings, as the case may be, in the ordinary course of their lending activities.


                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

         Section 2.01  Effects of Merger; Surviving Institutions.

         On the Merger Effective Date the Merger will be effected as follows:

         (a) The MHC Merger. Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit A hereto. The separate existence of Leeds MHC shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Leeds MHC shall be transferred to and assumed by Northwest MHC as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the HOLA, and regulations of the OTS. As a result of the MHC Merger, each borrower member of Leeds MHC and holder of a deposit account in Leeds Savings as of the Merger Effective Date shall have the same rights and privileges in Northwest MHC as if such borrowing and/or deposit account, respectively, had been established at Northwest Bank, and all deposit accounts established at Leeds Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at Northwest Bank on the date established at Leeds Savings and the borrower members of Leeds MHC identified by Leeds prior to the Merger Effective Date will be given subscription rights to the extent permitted by regulatory authorities in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Savings with and into Northwest Bank if such borrowing remains outstanding at the time of such mutual-to-stock conversion (collectively, the "Membership Conversion").

         (b) The Mid-Tier Merger. Leeds Bankshares shall merge with and into Northwest Bancorp with Northwest Bancorp as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit B hereto. The separate existence of Leeds Bankshares shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Leeds Bankshares shall be transferred to and assumed by Northwest Bancorp as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with the HOLA, and regulations of the OTS.

         (c) Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Northwest Bancorp may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions described in this Section 2.01, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of Leeds Bankshares as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals required under Sections 6.02(d).

         Section 2.02  Conversion and Cancellation of Shares

         (a) On the Merger Effective Date and in accordance with the MHC Merger and the Mid-Tier Merger:

                  (i) Each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be transferred to Northwest MHC as the surviving entity in the MHC Merger.

                  (ii) Each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Northwest MHC and except as otherwise provided in this subsection (a) of Section 2.02), shall cease to be outstanding, shall cease to exist and shall be converted automatically into the right to receive $32.00 in cash (the "Merger Consideration").

                  (iii) Each issued and outstanding share of Leeds Bankshares Common Stock held by Northwest MHC shall cease to be outstanding and shall cease to exist.

         (b) Any shares of Leeds Bankshares Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall be canceled as promptly as practicable, such shares shall not be converted into the Merger Consideration, and no cash shall be issued or exchanged therefor.

         (c) The holders of certificates representing shares of Leeds Bankshares Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of Leeds Bankshares.

         (d) Each option to purchase shares of Leeds Bankshares Common Stock issued and outstanding pursuant to the Leeds Stock Option Plans, whether or not such option is exercisable as of the Merger Effective Date, shall, by reason of the Merger, cease to be outstanding and shall automatically be converted into the right to receive in cash an amount equal to (i) the difference (if a positive number) between (A) the Merger Consideration and (B) the exercise price of each such option multiplied by (ii) the number of shares of Leeds Bankshares Common Stock subject to such option.

         Section 2.03  Exchange Procedures

         (a) As promptly as practicable after the Merger Effective Date, and in any event within five business days of the Merger Effective Date, the Exchange Agent shall mail to each holder of record of an outstanding Certificate(s) a Letter of Transmittal containing instructions for the surrender of the Certificate(s) held by such holder for payment if applicable. Upon surrender of the Certificate(s) to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration if applicable, without interest thereon. Approval of this Agreement by the stockholders of Leeds Bankshares shall constitute authorization for Northwest Bancorp to designate and appoint the Exchange Agent, which appointment shall be reasonably acceptable to Leeds Bankshares. Neither Northwest Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of Leeds Bankshares until such former stockholder surrenders his Certificate(s) or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Northwest Bancorp.

         (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) On or prior to the Merger Effective Date, Northwest Bancorp or Northwest Bank shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the Aggregate Merger Consideration that the Leeds Bankshares stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

         (d) The payment of the Merger Consideration in exchange for each share of Leeds Bankshares Common Stock in accordance with the above terms and conditions shall be in full satisfaction of all rights pertaining to such Leeds Bankshares Common Stock.

         (e) Promptly following the date which is 12 months after the Merger Effective Date, the Exchange Agent shall deliver to Northwest Bancorp all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Leeds Bankshares Common Stock may surrender such Certificate to Northwest Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of Leeds Bankshares Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

         (f) After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of Leeds Bankshares of Leeds Bankshares Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of Leeds Bankshares shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this
Article II.

         (g) In the event any certificate for Leeds Bankshares Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02) in exchange for such lost, stolen or destroyed certificate, upon receipt of an affidavit of such fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Northwest Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Northwest Bancorp may specify as indemnity against any claim that may be made against Leeds Bankshares, Northwest Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         (h) Northwest Bancorp is hereby authorized, with the written consent of Leeds Bankshares, to adopt additional rules and regulations with respect to the matters referred to in this Section 2.03 not inconsistent with the provisions of this Agreement and which do not adversely affect the rights of stockholders of Leeds Bankshares.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF LEEDS

         Leeds represents and warrants to Northwest that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Leeds Disclosure Schedules delivered to Northwest on the date hereof, and except as to any representation or warranty which relates to a specific date. Leeds has made a good faith effort to ensure that the disclosure on each schedule of the Leeds Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Leeds Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 3.01  Organization

         (a) Leeds MHC is a Federal mutual holding company organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Leeds MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Leeds. Except as set forth in Leeds Disclosure Schedule 3.01(a), Leeds MHC has no subsidiary other than Leeds Bankshares and Leeds Savings.

         (b) Leeds Bankshares is a Federal corporation organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Leeds Bankshares has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Leeds. Other than shares of capital stock in Leeds Savings and its subsidiaries, as identified below (collectively, the "Leeds Subsidiaries"), Leeds Bankshares does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity.

         (c) Leeds Savings is a Federal savings bank organized, validly existing and in good standing under the laws of the United States. Except as set forth in Leeds Disclosure Schedule 3.01(c), Leeds Savings is the only Leeds Subsidiary. The deposits of Leeds Savings are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Leeds Savings. Each Leeds Subsidiary is identified in Leeds Disclosure Schedule 3.01(c), and is a corporation organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.
         (d) Leeds Savings is a member in good standing of the FHLB of Atlanta and owns the requisite amount of stock therein.

         (e) Except as disclosed in Leeds Disclosure Schedule 3.01(e), the respective minute books of Leeds MHC, Leeds Bankshares, Leeds Savings and each Leeds Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

         (f) Prior to the date of this Agreement, Leeds has made available to Northwest true and correct copies of the charters and bylaws of Leeds Savings, Leeds Bankshares and Leeds MHC, and the certificates of incorporation and bylaws of each Leeds Subsidiary.

         Section 3.02  Capitalization

         (a) The authorized capital stock of Leeds Bankshares consists of 20,000,000 shares of common stock, $1.00 par value ("Leeds Bankshares Common Stock"), and 10,000,000 shares of Preferred Stock, $1.00 par value (the "Leeds Preferred Stock"), of which 5,205,597 shares of Leeds Bankshares Common Stock are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. There are no shares of Leeds Bankshares Preferred Stock issued and outstanding. There are 667,416 shares of Leeds Bankshares Common Stock held by Leeds Bankshares as treasury stock. Neither Leeds Bankshares nor any Leeds Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Leeds Bankshares Common Stock, or any other security of Leeds Bankshares or any Leeds Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Leeds Bankshares Common Stock or any other security of Leeds Bankshares, other than as set forth in the Leeds Disclosure Schedule 3.02(a).

         (b) Leeds MHC owns 3,300,000 shares of Leeds Bankshares Common Stock, free and clear of any lien or encumbrance except as set forth in Leeds Disclosure Schedule 3.02(b). Except as disclosed in Leeds Disclosure Schedule 3.02(b) and except for shares of Leeds Bankshares Common Stock (and any equity interests that may be attributed to Leeds MHC due to its ownership of Leeds Bankshares Common Stock), Leeds MHC does not possess, directly or indirectly, any equity interest in any corporation.

         (c) To the best knowledge of Leeds Bankshares, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Leeds MHC, is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Leeds Bankshares Common Stock, except as disclosed in the Leeds Disclosure Schedule 3.02(c).

         (d) The authorized capital stock of Leeds Savings consists of 20,000,000 shares of common stock, $1.00 par value, and 10,000,000 shares of Preferred Stock, $1.00 par value. There are 100 shares of Leeds Savings common stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and all of which are owned by Leeds Bankshares free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

         Section 3.03  Authority; No Violation

         (a) Leeds has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Leeds and the completion by Leeds of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Boards of Directors of the Leeds Parties and, except for approval of the stockholders of Leeds Bankshares and, if required, the members of Leeds MHC, no other proceedings on the part of the Leeds Parties are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Leeds and, subject to approval by the stockholders of Leeds Bankshares and, if required, the members of Leeds MHC and receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligations of Leeds, enforceable against Leeds in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Leeds Savings, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) Subject to the receipt of approvals from the Regulatory Authorities referred to in Section 5.03 hereof and the compliance by Leeds and Northwest with any conditions contained therein,

         (A)   the execution and delivery of this Agreement by Leeds,

         (B)   the consummation of the transactions contemplated hereby, and

         (C)   compliance by Leeds with any of the terms or provisions hereof,

will not (i) conflict with or result in a material breach of any provision of the charters or bylaws of any of the Leeds Parties or the certificate of incorporation of any Leeds Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Leeds Parties or any of the properties or assets of the Leeds Parties; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Leeds under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Leeds is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses (ii) and (iii) above for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Leeds.

         Section 3.04  Consents

         Except as set forth in Leeds Disclosure Schedule 3.04, and except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 5.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of Leeds Bankshares and, if required, the members of Leeds MHC, no consents, waivers or approvals of, or filings or registrations with, any public body or governmental authority are necessary, and, to the best knowledge of Leeds, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by Leeds, and
(b) the completion by Leeds of the transactions described in this Agreement.

         Section 3.05  Leeds Financial Statements

         (a) Leeds Bankshares has previously made available to Northwest the Leeds Regulatory Reports. The Leeds Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of each of the Leeds Parties as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) Leeds Bankshares has previously made available to Northwest the Leeds Financials (the availability of the Leeds Financials will be assumed if they are included in SEC Documents filed on EDGAR). The Leeds Financials (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Leeds Bankshares as of and for the respective periods ending on the dates thereof and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-QSB.

         (c) At the date of each balance sheet included in the Leeds Financials or the Leeds Regulatory Reports, Leeds did not have, and will not have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Leeds Financials or Leeds Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies that are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies that are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 3.06  Taxes

         Leeds Bankshares and the Leeds Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Leeds has duly filed all Federal, state and material local tax returns required to be filed by or with respect to it on or prior to the date hereof (all such returns being accurate and correct in all material respects) and has duly paid or has made provisions for the payment of, all material Federal, state and local taxes which have been incurred by or are due or claimed to be due from Leeds by any taxing authority or pursuant to any written tax sharing agreement on or prior to the date hereof other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Leeds, and no claim has been made by any authority in a jurisdiction where Leeds does not file tax returns that Leeds is subject to taxation in that jurisdiction. Leeds has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Leeds has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder, and Leeds has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

         Section 3.07  No Material Adverse Effect

         Leeds has not suffered any Material Adverse Effect since June 30, 2000.

         Section 3.08  Contracts

         (a) Except as set forth in Leeds Disclosure Schedule 3.08(a), Leeds is not a party to or subject to:

                  (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Leeds except for "at will" arrangements;

                  (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Leeds;

                  (iii) any collective bargaining agreement with any labor union relating to employees of Leeds;

                  (iv) any agreement which by its terms limits the payment of dividends by Leeds Savings or Leeds Bankshares;

                  (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Leeds is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advances from the FHLB of Atlanta, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Northwest; or

                  (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of Leeds to engage in any type of banking or bank-related business in which Leeds is permitted to engage under applicable law as of the date of this Agreement.

         (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been made available to Northwest on or before the date hereof, are listed in and attached to Leeds Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof, and Leeds (nor, to the knowledge of Leeds, any other party to any such contract, plan, arrangement or instrument) has not materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the Leeds Disclosure Schedule 3.08(b)(i), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in Leeds Disclosure Schedule 3.08(b)(i), none of the employees (including officers) of Leeds possesses the right to terminate his/her employment and receive or be paid (or cause Leeds to accrue on his/her behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in Leeds Disclosure Schedule 3.08(b)(i), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Leeds is a party or under which Leeds may be liable contains provisions which permit any employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in Leeds Disclosure
Schedule 3.08(b)(i), no such agreement, plan, contract, or arrangement: (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Leeds or upon the occurrence of a subsequent event; or (y) requires Leeds to provide a benefit in the form of Leeds Bankshares Common Stock or determined by reference to the value of Leeds Bankshares Common Stock. Except as disclosed in Leeds Disclosure
Schedule 3.08(b)(ii), no such agreement, plan or arrangement with respect to officers or directors of Leeds or to any of their respective employees, provides for benefits which may cause an "excess parachute payment" or the disallowance of a Federal income tax deduction under IRC Section 280G.

         Section 3.09  Ownership of Property; Insurance Coverage.

         (a) Except as disclosed in Leeds Disclosure Schedule 3.09(a), Leeds has good and, as to real property, marketable title to all material assets and properties owned by Leeds in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Leeds Regulatory Reports and in the Leeds Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of Atlanta, inter-bank credit facilities, or any transaction by Leeds acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Leeds, as lessee, has the right under valid and subsisting leases of real and personal properties used by Leeds in the conduct of its businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in Leeds Disclosure Schedule 3.09(a), such existing leases and commitments to lease constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Leeds Financials.

         (b) With respect to all material agreements pursuant to which Leeds has purchased securities subject to an agreement to resell, if any, Leeds has a lien or security interest (which to the knowledge of Leeds is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) Leeds currently maintains insurance considered by Leeds to be reasonable for its operations, in accordance with good business practice. Leeds has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Leeds under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Leeds has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. Leeds Disclosure
Schedule 3.09(c) identifies all policies of insurance maintained by Leeds.

         Section 3.10  Legal Proceedings.

         Except as disclosed in Leeds Disclosure Schedule 3.10, Leeds is not a party to any, and there are no pending or, to the best of the knowledge of Leeds, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Leeds, (ii) to which the assets of Leeds are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Leeds to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Leeds.

         Section 3.11  Compliance With Applicable Law

         (a) Leeds holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its business nor otherwise have a Material Adverse Effect on Leeds. Leeds, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Leeds.

         (b) Except as disclosed in Leeds Disclosure Schedule 3.11(b), Leeds has not received any notification or communication from any Regulatory Authority (i) asserting that Leeds is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Leeds; (iii) requiring or threatening to require Leeds, or indicating that Leeds may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Leeds, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Leeds, including without limitation any restriction on the payment of dividends
(any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Leeds has not consented to or entered into any currently effective Regulatory Agreement, except as set forth in Leeds Disclosure Schedule 3.11(b).
The most recent regulatory rating given to Leeds Savings as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

         Section 3.12  ERISA.

         (a) Leeds Disclosure Schedule 3.12(a) contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Leeds (hereinafter collectively referred to as the "Leeds Employee Plans" and individually as a "Leeds Employee Plan"). If such plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, the Leeds Disclosure Schedule 3.12 (a) includes such trust or other funding arrangement.

         (b) Each of the Leeds Employee Plans complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; and there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) for which no statutory exemption exists under
Section 408(b) of ERISA or Section 4975(d) of the IRC or for which no administrative exemption has been granted under Section 408(a) of ERISA.

         (c) Neither Leeds nor any ERISA Affiliate has contributed to a Leeds Employee Plan that is subject to Title IV of ERISA. Neither Leeds nor any ERISA Affiliate has contributed to any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

         (d) Each Leeds Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "Qualified Plan") has received a favorable determination letter from the IRS, and Leeds is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of Leeds, threatened litigation, administrative action or proceeding relating to any Leeds Employee Plan. There has been no announcement or commitment by Leeds to create an additional Leeds Employee Plan, or to amend any Leeds Employee Plan, except for amendments required by applicable law; and, except as specifically identified in Leeds Disclosure Schedules, Leeds does not have any obligations for post-retirement or post-employment benefits under any Leeds Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to each Leeds Employee Plan, Leeds has supplied to Northwest a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such Leeds Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Leeds Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Leeds Employee Plan, if the Leeds Employee Plan is subject to Title I of ERISA, and (E) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (e) Except as set forth in Leeds Disclosure Schedule 3.12(e), no compensation payable by Leeds to any of its employees under any Leeds Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.

         (f) Except as set forth on Leeds Disclosure Schedule 3.12(f), Leeds does not have any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation. With respect to any benefit set forth on Leeds Disclosure Schedule 3.12(f), such schedule identifies the method of funding and the funded status of such benefit.

         Section 3.13  Brokers, Finders and Financial Advisors

         Except the engagement of RP Financial in connection with transactions contemplated by this Agreement, neither Leeds, nor any of its officers, directors, employees or agents, has engaged or retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for the commitments disclosed in Leeds Disclosure Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the Leeds Financials.

         Section 3.14  Environmental Matters

         (a)   Except as set forth in Leeds Disclosure Schedule 3.14(a):

                  (i) To the knowledge of Leeds, the Participation Facilities (as defined below) and the Loan Properties are, and have been, in substantial compliance with all Environmental Laws;

                  (ii) There is no suit, claim, action, notice, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Leeds, threatened before any court, governmental agency or board or other forum against Leeds (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by Leeds or any Participation Facility;

                  (iii) To the knowledge of Leeds, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Leeds in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material;

                  (iv) The properties currently owned or operated by Leeds (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under any applicable Environmental Law;

                  (v) Leeds has not received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To the knowledge of Leeds, there are no underground storage tanks on, in or under any properties owned or operated by Leeds and no underground storage tanks have been closed or removed from any properties owned or operated by Leeds; and

                  (vii) During the period of ownership or operation by Leeds of any of its respective current properties, or during the period of participation in the management of any Participation Facility by Leeds, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. Prior to the period of ownership or operation by Leeds of any of its current properties, or prior to the period of participation in the management of any Participation Facility by Leeds, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) As used in this section the term "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest. The term "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property.

         Section 3.15  Loan Portfolio.

         (a) With respect to each loan owned by Leeds in whole or in part (each, a "Loan"):

                  (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither Leeds nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) Leeds is the sole holder of legal and beneficial title to each Loan (or any applicable participation interest, as appropriate), except as otherwise referenced on the books and records of Leeds;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Leeds;

                  (vi) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable Loan file;

                  (vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file; and

                  (viii) no representation or warranty set forth in this Section 3.15(a) shall be deemed to be breached unless such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Leeds.

         (b) The allowance for possible losses reflected in the audited statement of condition of Leeds Bankshares at June 30, 2000 was, and the allowance for possible losses shown on the balance sheets in the Securities Documents of Leeds Bankshares for periods ending after June 30, 2000 have been and will be adequate, as of the dates thereof, under GAAP.

         (c) Leeds Disclosure Schedule 3.15(c) sets forth by category all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Leeds, including the amounts thereof and the name of the obligor, that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of June 30, 2001. The real estate owned ("REO") included in any non-performing assets of Leeds is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

         Section 3.16  Securities Documents

         Leeds Bankshares has made available to Northwest copies of its (i) annual reports on Form 10-KSB for the years ended June 30, 2000 and 1999, (ii) quarterly reports on Form 10-QSB for the quarters ended September 30, 2000, December 31, 2000, and March 31, 2001, and (iii) proxy materials used in connection with its most recent meeting of stockholders (the availability of the preceding documents will be assumed if such documents are filed on EDGAR). Such reports and such proxy materials, at the time filed, did not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         Section 3.17  Related Party Transactions

         Except as disclosed in Leeds Disclosure Schedule 3.17, or as described in the proxy statement of Leeds Bankshares distributed in connection with the 2000 annual meeting of stockholders (which previously has been provided to Northwest), Leeds is not a party to any transaction (including any loan or other credit accommodation) with an Affiliate. Except as disclosed in Leeds Disclosure
Schedule 3.17, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth in Leeds Disclosure Schedule 3.17, no loan or credit accommodation to an Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Leeds has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

         Section 3.18  Schedule of Termination Benefits

         Leeds Disclosure Schedule 3.18 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire Leeds Bankshares Common Stock granted to such individuals under the Leeds Stock Option Plans, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Leeds for the benefit of officers or directors of Leeds (the "Benefits Schedule"), assuming their employment or service is terminated as of February 28, 2002 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

         Section 3.19  Deposits

         Except as set forth in Leeds Disclosure Schedule 3.19, none of the deposits of Leeds is a "brokered" deposit as defined in 12 U.S.C. Section 1831f(g).

         Section 3.20  Fairness Opinion

         Leeds Bankshares and Leeds MHC have received a written opinion from RP Financial to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Leeds Bankshares pursuant to this Agreement is fair to such stockholders from a financial point of view, and the Membership Conversion is fair from a financial point of view to the members of Leeds MHC (the "Fairness Opinion").

         Section 3.21  Required Vote of Stockholders

         The affirmative vote of (i) two-thirds of all votes entitled to be cast by all the stockholders of Leeds Bankshares, including Leeds MHC, and to the knowledge of Leeds (ii) a majority of votes cast by the stockholders of Leeds Bankshares other than Leeds MHC is necessary to approve this Agreement and the transactions contemplated hereby, in each case at a meeting of the stockholders of Leeds Bankshares.

         Section 3.22  Derivative Transactions

         Except as set forth in Leeds Disclosure Schedule 3.22, Leeds has not entered into any future or option contracts, exchange rate swaps, caps or floors, or other interest rate or exchange rate risk management instruments or arrangements.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF NORTHWEST

         Northwest represents and warrants to Leeds that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Northwest Disclosure Schedules delivered by Northwest on the date hereof, and except as to any representation or warranty that relates to a specific date. Northwest has made a good faith effort to ensure that the disclosure on each schedule of the Northwest Disclosure Schedules corresponds to the section referenced herein. However, for purposes of the Northwest Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 4.01  Organization

         (a) Northwest MHC is a Federal mutual holding company organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Northwest MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Northwest MHC.

         (b) Northwest Bancorp is a Federal corporation organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Northwest Bancorp has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Northwest Bancorp.

         (c) Northwest Bank is a savings bank organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The deposits of Northwest Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Northwest Bank. Each Northwest Subsidiary is identified in exhibits to Northwest Bancorp's Form 10-K for the fiscal year ended June 30, 2000, filed with the SEC, and is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

         (d) Northwest Bank is a member in good standing of the FHLB of Pittsburgh and owns the requisite amount of stock therein.

         (e) Prior to the date of this Agreement, Northwest has made available to Leeds true and correct copies of the charters and bylaws of Northwest MHC and Northwest Bancorp, and the articles of incorporation and bylaws of Northwest Bank.

         Section 4.02  Authority; No Violation

         (a) Northwest has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Northwest and the completion by Northwest of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Boards of Directors of the Northwest Parties, and no other corporate proceedings on the part of Northwest are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Northwest and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of Northwest, enforceable against Northwest in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         (b) Subject to the receipt of approvals from the Regulatory Authorities referred to in Section 5.03 hereof and the compliance by Leeds and Northwest with any conditions contained therein,

         (A)   the execution and delivery of this Agreement by Northwest,

         (B)   the consummation of the transactions contemplated hereby,  and

         (C) compliance by Northwest with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the charter or bylaws of Northwest MHC or Northwest Bancorp, or the articles of incorporation or bylaws of Northwest Bank or any Northwest Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Northwest or any Northwest Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Northwest under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Northwest is a party, or by which it or any of its properties or assets may be bound or affected, except in the case of clauses (i) and (iii) above, for violations which individually or in the aggregate would not have a Material Adverse Effect on Northwest.

         Section 4.03  Consents

         Except for consents, waivers, approvals, filings and registrations from or with the OTS and the SEC, and compliance with any conditions contained therein, and the approval of this Agreement by the stockholders of Leeds Bankshares and, if necessary, the members of Leeds MHC, no consents, waivers or approvals of, or filings or registrations with, any public body or governmental authority are necessary, and no consents, waivers or approvals of, or filings or registrations with, any third parties are necessary in connection with (a) the execution and delivery of this Agreement by Northwest, and (b) the completion by Northwest of the transactions contemplated hereby. Northwest has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Northwest' ability to complete the transactions described in this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing which is not required, will object to the completion of the transactions described in this Agreement.

         Section 4.04  Northwest Financial Statements

         Northwest Bancorp has previously made available to Leeds the Northwest Financials. The Northwest Financials (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Northwest Bancorp as of and for the respective periods ending on the dates thereof and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-Q.

         Section 4.05  Material Adverse Effect

         Northwest has not suffered any Material Adverse Effect since June 30, 2000.

         Section 4.06  Legal Proceedings

         Northwest is not a party to any, and there are no pending or, to the best of Northwest's knowledge, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Northwest, (ii) to which Northwest's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Northwest to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Northwest.

         Section 4.07  Compliance With Applicable Law

         (a) Northwest holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect on Northwest.

         (b) Northwest has not received any notification or communication from any Regulatory Authority (i) asserting that Northwest is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Northwest; (iii) requiring or threatening to require Northwest, or indicating that Northwest may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Northwest; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northwest, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Northwest has not consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Northwest Bank as to compliance with the CRA is satisfactory or better.

         Section 4.08  Northwest Benefit Plans

         (a) Northwest has provided Leeds with a complete and accurate list of all pension, retirement, group insurance, and other employee benefit plans and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements with respect to any present employees of Northwest (hereinafter collectively referred to as the "Northwest Employee Plans" and individually as a "Northwest Employee Plan"). Each of the Northwest Employee Plans complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws.

         (b) No Northwest Employee Plan which is subject to Title IV of ERISA (each such plan shall be referred to herein as a "Northwest Pension Plan") had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Northwest Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Northwest Pension Plan as of the end of the most recent plan year with respect to the respective Northwest Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Northwest Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Northwest Pension Plan within the 12-month period ending on the date hereof.

         (c) Each Northwest Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Northwest is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Northwest's knowledge, threatened litigation, administrative action or proceeding relating to any Northwest Employee Plan.

         Section 4.09  Financing

         As of the date hereof, Northwest has, and will have at the Merger Effective Date, funds that are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated by this Agreement, and Northwest Bank will not fail to meet its capital requirements as a result thereof.

         Section 4.10  Regulatory Approvals

         Northwest is not aware of any reason that it cannot obtain any of the approvals of Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement, and Northwest has not received any advice or information from any regulatory authority indicating that such approvals will be denied or are doubtful or will be unduly delayed.

         Section 4.11  Securities Documents

         Northwest Bancorp has made available to Leeds copies of its (i) annual reports on Form 10-K for the years ended June 30, 2000 and 1999, (ii) quarterly reports on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000, and March 31, 2001, and (iii) proxy materials used in connection with its most recent meeting of stockholders (the availability of the preceding documents will be assumed if such documents are filed on EDGAR). Such reports and such proxy materials, at the time filed, did not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         Section 5.01  Conduct of the Business of Leeds

         (a) From the date of this Agreement to the Closing Date, Leeds will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies in existence on the date hereof, except as otherwise required or contemplated by this Agreement or with the written consent of Northwest Bank. Leeds will use its reasonable good faith efforts to (i) preserve its business organizations intact,
(ii) maintain good relationships with its employees, and (iii) preserve the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Northwest in writing (which approval will not be unreasonably delayed or withheld) or as contemplated or required by this Agreement, Leeds will not:

                  (i) amend or change any provision of its certificate of incorporation, charter, or bylaws;

                  (ii) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock or redeem or otherwise acquire any shares of capital stock, except that (I) Leeds Bankshares may continue to pay its regular quarterly cash dividend to stockholders other than Leeds MHC of $0.15 per share, with record and payment dates consistent with past practice; provided further, that if the Closing Date is more than forty-five (45) after the next preceding Leeds Bankshares Common Stock dividend payment date, Leeds Bankshares may declare and pay to stockholders other than Leeds MHC a final cash dividend per share at the quarterly rate of $0.15 per share, with the exact amount per share to be an amount that is pro rata through the payment date (from the preceding payment date) and (II) Leeds Bankshares may issue Leads Bankshares Common Stock upon the valid exercise of presently outstanding options to acquire Leeds Bankshares Common Stock in accordance with the information set forth in Leeds Disclosure Schedule 3.02(a) and the Leeds Employee Plans;

                  (iii) except as required by this Agreement, grant or agree to pay any bonus, severance or termination payment to, enter into or amend, or take any action (other than executing this Agreement) that would trigger obligations under any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except for salary increases in the ordinary course of business consistent with past practice or as may be required pursuant to legally binding commitments existing on the date hereof set forth in Leeds Disclosure Schedules 3.08 and 3.12; and provided further, that bonuses may be paid to employees with respect to the year ending December 31, 2001 to the extent that the related expense has been accrued (with no change in the method or amount of accrual during the calendar year) and the bonuses are generally consistent (with respect to amounts and persons covered) with past practices, and stay bonuses of up to a total of $50,000 may be paid by the President of Leeds Bankshares in his discretion to Leeds employees;

                  (iv) enter into or, except as may be required by law or by the terms of this Agreement, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any Leeds Employee Plan other than amendments that are required by law to be made prior to the Merger Effective Date, or amendments required by the terms of this Agreement;

                  (v) except as otherwise provided in Section 5.06 of this Agreement, merge or consolidate Leeds with any other corporation; sell or lease all or any substantial portion of the assets or business of Leeds; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Leeds and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by Leeds of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (vi) sell or otherwise dispose of the capital stock of Leeds or sell or otherwise dispose of any asset of Leeds other than in the ordinary course of business consistent with past practice; subject any asset of Leeds to any lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of Atlanta advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (vii) take any action which would result in any of the representations and warranties of Leeds set forth in Article III of this Agreement becoming untrue as of any date after the date hereof (except as to any representation or warranty which specifically relates to an earlier date) or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                  (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Leeds;

                  (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Leeds is a party, other than in the ordinary course of business, consistent with past practice;

                  (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc, or with a remaining term to maturity of more than five (5) years;

                  (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $300,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $300,000, except for loans secured by one- to four- family, residential real property in an amount not exceeding $750,000 (on the basis of and consistent with existing lending policies);

                  (xii) enter into, renew, extend or modify any other transaction with any Affiliate;

                  (xiii) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or, except in the ordinary course of business and consistent with past practice, take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xiv) except for the execution of, and as otherwise provided in or contemplated by, this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Leeds Employee Plan other than as a result of the prepayment of the ESOP loan;

                  (xv) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable regulatory authorities;

                  (xvi) make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (xvii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;
                  (xviii) incur any non-deposit liability in excess of $250,000 other than in the ordinary course of business consistent with past practice; or

                  (xix)   agree to do any of the foregoing.

         (b) For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Northwest prior to the date of this Agreement, it shall not be considered in the ordinary course of business for Leeds to do any of the following: (i) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $200,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by Leeds or repurchase agreements made, in each case, in the ordinary course of business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Leeds of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

         Section 5.02  Access; Confidentiality

         (a) Leeds shall permit Northwest and its representatives reasonable access to its properties and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Leeds, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Northwest may have a reasonable interest (provided that Leeds shall not be required to provide access to any information that would violate its attorney-client privilege or any employee or customer privacy policies, laws or regulations). Leeds shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Northwest and its representatives. Leeds Savings shall provide in a timely manner to Northwest Bank's officer in charge of retail banking copies of current rate sheets for all deposit and loan products. Leeds shall permit Northwest, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by Leeds, provided that such audit is contracted for within forty-five (45) days of the date of this Agreement and commenced as soon as practicable thereafter. The Northwest Parties agree to abide and be bound by the confidentiality letter between RP Financial (in RP Financial's capacity as an agent for Leeds) and Northwest Bancorp dated and acknowledged on July 3, 2001,

(the "Confidentiality Letter") as if each such party had executed such Confidentiality Letter originally and the Northwest Parties will hold all information delivered pursuant to this Section 5.02 in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Letter.

         (b) Northwest agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

         (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Leeds shall permit employees of Northwest Bank reasonable access to information relating to problem loans, loan restructurings and loan work-outs of Leeds Savings.

         Section 5.03  Regulatory Matters and Consents

         (a) Northwest will, in consultation with Leeds, prepare all Applications (other than the Stockholder Proxy Statement and, if necessary, the Member Proxy Statement) and make all filings for, and use its best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities or other Persons necessary or advisable to consummate the transactions contemplated by this Agreement. Northwest shall file the Applications within forty-five (45) days of the date of this Agreement, or as soon as practicable thereafter.

         (b) Leeds will furnish Northwest with all information concerning Leeds as may be necessary or advisable in connection with any Application or filing made by or on behalf of Northwest to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

         (c) Northwest and Leeds will promptly furnish the other with copies of all material written communications to, or received by them from any Regulatory Authority regarding the transactions contemplated hereby, except for information filed by either party that is designated confidential.

         (d) Northwest will use its best efforts to obtain all necessary regulatory approvals to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

         (e) Leeds will use its best efforts to cooperate with Northwest to obtain all necessary regulatory approvals to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

         (f) The parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Northwest will furnish Leeds Bankshares and its counsel with copies of all Applications prior to filing with any Regulatory Authority and provide Leeds Bankshares a reasonable opportunity to provide changes to such Applications, and copies of all Applications filed by Northwest.

         (g) Leeds and Northwest will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Northwest or Leeds to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

         (h) If any (i) Regulatory Authority objects to a term or condition set forth in this Agreement, and (ii) that term or condition is modified to the satisfaction of the Regulatory Authority or is eliminated in order to satisfy the Regulatory Authority, and (iii) such modification or elimination would cause a reduction in benefits to the party for whom the term or condition was meant to benefit, then the parties shall use their best efforts to enter into an alternative arrangement so that such benefits are not reduced, provided such alternative arrangement is permissible under applicable law and is not disapproved by any Regulatory Authority and provided further that such alternative arrangement shall not be more costly than the original benefit that has been or would be reduced as a result of an objection by a Regulatory Authority.

         Section 5.04  Taking of Necessary Action

         (a) Northwest and Leeds shall each use its best efforts in good faith to:

                  (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section
         5.03 of this Agreement; and

                  (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation;

                         (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any material change in terms), provided that Leeds shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Northwest; and

                         (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Northwest or Leeds from exercising its rights under this Agreement.

         (b) Leeds Bankshares shall prepare, subject to the review of Northwest with respect to matters relating to Northwest and the transactions contemplated by this Agreement, the Stockholder Proxy Statement, which shall be filed by Leeds Bankshares with the SEC and mailed to the stockholders of Leeds Bankshares in connection with the meeting of its stockholders and transactions contemplated hereby, and which shall conform to all applicable legal requirements. Should it be required by Regulatory Authorities, Leeds MHC shall prepare, subject to the review and consent of Northwest with respect to matters relating to Northwest and the transactions contemplated by this Agreement, the Member Proxy Statement, which shall be filed by Leeds MHC with the Regulatory Authorities and mailed to members of Leeds MHC in connection with any meeting of depositors and the transactions contemplated hereby. The parties shall cooperate with each other with respect to the preparation of the Stockholder Proxy Statement and any Member Proxy Statement. Leeds Bankshares and Leeds MHC shall, as promptly as practicable following the preparation thereof, file any proxy statement with the Regulatory Authorities, and use all reasonable efforts to have the Stockholder Proxy Statement mailed to stockholders, and if necessary the Member Proxy Statement mailed to members, as promptly as practicable after such filing, provided that Leeds Bankshares and Leeds MHC shall have received an updated Fairness Opinion as of a date no more than three days prior to the date of the Stockholder Proxy Statement (the "Updated Fairness Opinion"). Leeds Bankshares and Leeds Savings will promptly advise Northwest of the time when the Stockholder Proxy Statement and any Member Proxy Statement has been filed and mailed, and of any comments from any Regulatory Authority and any request by any Regulatory Authority for additional information.

         (c) Northwest agrees that the information to be supplied by Northwest for inclusion in the Stockholder Proxy Statement and any Member Proxy Statement will not, at the time they are mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Northwest for inclusion in the Applications will be, at the time such documents are filed with any Regulatory Authority, accurate in all material respects.

         (d) Leeds agrees that, except for any information provided by Northwest concerning Northwest for inclusion therein, the Stockholder Proxy Statement and any Member Proxy Statement will not, at the time it or they are mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Leeds for inclusion in the Applications will be, at the time such documents are filed with any Regulatory Authority, accurate in all material aspects.

         Section 5.05  Certain Agreements

         (a) Northwest shall maintain in effect for three years from the Merger Effective Date, if available, the current directors' and officers' liability insurance policy maintained by Leeds Bankshares (provided that Northwest may substitute therefor policies of substantially the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Closing Date; provided however that in no event shall Northwest be required to expend annually pursuant to this section more than the amount equal to 125% of the current annual amount expended by Leeds to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, Leeds Bankshares agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

         (b) For a period of six years from the Merger Effective Date, Northwest agrees to indemnify, defend and hold harmless each present and former director and officer of Leeds determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Northwest, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Leeds, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of Leeds are entitled under Federal law, or Leeds' charters and bylaws, or other applicable law as in effect on the date hereof (and Northwest shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Federal corporation or savings bank, or Leeds' charters and bylaws; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 5.05(b), upon learning of any Claim, shall promptly notify Northwest, but the failure to so notify shall not relieve Northwest of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Northwest. In the event of any Claim, (i) Northwest shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except that, if Northwest elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Northwest and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Northwest shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided further that Northwest shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) Northwest shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         (d) In the event Northwest or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Northwest assume the obligations set forth in this
Section 5.05.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         Section 5.06  No Other Bids and Related Matters

         (a) From and after the date hereof until the termination of this Agreement, neither Leeds nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Leeds), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and Leeds shall notify Northwest orally (within two business days) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters; provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors from:

                  (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire Leeds Bankshares and/or Leeds Savings pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that,

                           (A) the Board of Directors of Leeds Bankshares
                  receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point of view to Leeds Bankshares stockholders;

                           (B) the Board of Directors of Leeds Bankshares, after
                  consultation with and receipt of the advice of independent legal counsel (including whether the proposed acquiror may legally acquire Leeds and the prospects of regulatory approval under regulations and policies of the OTS), determines in good faith that such action is necessary for the Board of Directors of Leeds Bankshares to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal");

                           (C) prior to furnishing such information to, or
                  entering into discussions or negotiations with, such person or entity, Leeds Bankshares provides reasonable notice to Northwest to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and Leeds Bankshares receives from such person or entity an executed confidentiality agreement in form and substance identical in all material respects to the Confidentiality Agreement; and

                           (D) the Leeds Bankshares special meeting of
                  stockholders convened to approve this Agreement has not occurred;

                  (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or

                  (iii) prior to the Leeds Bankshares meeting of stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, if the Board of Directors of Leeds Bankshares, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

         (b) For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Leeds: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Leeds Bankshares or Leeds Savings, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Leeds Bankshares or the filing of a registration statement under the Securities Laws in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.07 Duty to Advise; Duty to Update the Leeds Disclosure Schedules

         Leeds shall promptly advise Northwest of any change or event having a Material Adverse Effect on Leeds or which Leeds believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Leeds shall update the Leeds Disclosure Schedules as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Leeds Disclosure Schedules. The delivery of such updated Leeds Disclosure Schedule shall not relieve Leeds from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

         Section 5.08  Conduct of Northwest's Business

         (a) From the date of this Agreement to the Closing Date, Northwest will use its best efforts to preserve its business organizations intact, maintain good relationships with employees, and preserve for itself the goodwill of customers of Northwest. From the date of this Agreement to the Closing Date, Northwest will not

                  (i) amend its charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement;

                  (ii) take any action that would result in any of the representations and warranties of Northwest set forth in Article IV of this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                  (iii) take any action that would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities;

                  (iv) take action that would or is reasonably likely to materially and adversely affect Northwest's ability to perform its covenants and agreements under this Agreement;

                  (v) take any action that would result in any of the conditions to the transactions contemplated by this Agreement not being satisfied; or

                  (vi) agree to do any of the foregoing.

         Section 5.09  Board and Committee Minutes

         The Leeds Parties shall each provide to Northwest, within twenty-five
(25) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within twenty-five
(25) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date. Leeds may exclude from the minutes matters (i) relating to merger negotiations, (ii) associated with Section 5.06, or (iii) relating to discussions of Leeds of possible breaches of this Agreement by Northwest.

         Section 5.10  Undertakings by the Parties

         (a)   From and after the date of this Agreement:

                  (i) Voting by Directors and Executive Officers. Concurrently with the execution of this Agreement, or within five (5) business days thereof, all Directors and the Executive Officers of Leeds set forth in Leeds Disclosure Schedule 5.10(a)(i), shall have entered into the agreement set forth as Exhibit C to this Agreement;

                  (ii) Proxy Solicitor. If requested to do so by Northwest, Leeds Bankshares and/or Leeds MHC shall retain a proxy solicitor in connection with the solicitation of stockholders and if necessary Leeds MHC member approval of this Agreement and the transaction contemplated hereby;

                  (iii) Outside Service Bureau Contracts. If requested to do so by Northwest, Leeds Savings shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Leeds Savings, on terms and conditions mutually acceptable to Leeds Savings and Northwest Bank;

                  (iv) Board Meetings. Each of the Leeds Parties shall permit a representative of Northwest to attend meetings of their Boards of Directors or the Executive Committees thereof (provided that they shall not be required to permit the Northwest representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby);

                  (v) List of Nonperforming Assets. Leeds Savings shall provide Northwest Bank, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (v) and impaired loans); and

                  (vi) Reserves and Merger-Related Costs. On or before the Merger Effective Date, and at the request of Northwest, Leeds Bankshares shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Leeds Bankshares to those of Northwest Bancorp (as such practices and methods are to be applied to Northwest Bancorp from and after the Closing Date) and Northwest Bancorp plans with respect to the conduct of the business of Leeds Bankshares following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Leeds Bankshares, provided, however, that Leeds Bankshares shall not be required to take such action unless Northwest Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Northwest Bancorp of the writing referred to in the preceding clause, Leeds Bankshares shall provide Northwest Bancorp a written statement, certified without personal liability by the chief executive officer of Leeds Bankshares and dated the date of such writing, that the representations made in Section 3.15 hereof are true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Leeds Bankshares or any Leeds Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or constitute a termination event within the meaning of
         Section 7.01(b) hereof. No action shall be required to be taken by Leeds Bankshares pursuant to this Section 5.10(vi) if, in the opinion of the independent auditor of Leeds Bankshares, such action would contravene GAAP.

                  (vii)   Stockholders and Depositors Meeting.

                           (A) Leeds Bankshares shall use its best efforts to
                  file with the SEC, within forty-five (45) days of the date of this Agreement, preliminary proxy materials relating to this Agreement, and shall mail the Stockholder Proxy Statement within twenty (20) days thereafter, or such longer period as may be necessitated by SEC review and comment with respect to the Stockholder Proxy Statement, and shall submit this Agreement to its stockholders for approval at a meeting to be held within thirty-five (35) days after the date of the mailing of the Stockholder Proxy Statement. Subject to the receipt of the Updated Fairness Opinion, the Board of Directors shall recommend approval of this Agreement to the Leeds Bankshares stockholders. The Board of Directors of Leeds Bankshares may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section
                  5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the written advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such Board. Leeds MHC shall vote its shares in favor of this Agreement.

                           (B) If required by Regulatory Authorities, as soon as
                  practicable Leeds MHC shall submit this Agreement to Leeds MHC members for approval, and the Board of Directors of Leeds MHC shall recommend approval of this Agreement to the members of Leeds MHC. Leeds MHC shall take all steps necessary in order to hold a special meeting of depositors for the purpose of approving this Agreement as soon as practicable.

         (b) From and after the date of this Agreement, Northwest and Leeds shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Stockholder Proxy Statement and any Member Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, and (D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Maintenance of Insurance. Maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (iv) Maintenance of Books and Records. Maintain books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (v) Delivery of Securities Documents. Deliver to the other copies of all Securities Documents simultaneously with the filing thereof; and

                  (vi) Taxes. File all Federal, state, and local tax returns required to be filed by them on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

         Section 5.11  Employee and Termination Benefits; Directors and
Management

         (a) Employee Benefits. Except as otherwise provided in this Section 5.11, as of or after the Merger Effective Date, and at Northwest's election and subject to the requirements of the IRC and ERISA, the Leeds Employee Plans may continue to be maintained separately, consolidated, or terminated, provided that if any Leeds Employee Plan is terminated, Continuing Employees (as defined below) shall participate in any Northwest Employee Plan of a similar character (to the extent that one exists) as of the first entry date coincident with or following such termination. Leeds Continuing Employees (as defined below) shall be eligible to participate in the Northwest 401(k) Plan not later than the first entry date coincident with or following the Merger Effective Date, with recognition of prior Leeds service for purposes of eligibility to participate and vesting, but not benefit accrual, under such plan. Leeds Continuing Employees shall be eligible to participate in the Northwest Pension Plan not later than the first entry date coincident with or following the Merger Effective Date, with recognition of prior Leeds service for purposes of eligibility to participate and vesting, but not benefit accrual, under such plan. In the event of a consolidation of any or all of such plans or in the event of termination of any Leeds Employee Plan, Leeds employees who are participants in the Leeds Employee Plans and who continue employment with Northwest ("Continuing Employees") shall receive credit for service with Leeds Savings (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any existing Northwest benefit plan other than the Northwest ESOP and the Holiday Bonus Plan, or new Northwest benefit plan in which such employees or their dependents would be eligible to enroll, subject to any pre-existing conditions or other exclusions to which such persons were subject under the Leeds Employee Plans. Preexisting conditions will be subject to the provisions provided under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under a Northwest health plan shall be required to satisfy the deductible limitations of the Northwest health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the Leeds health plan, except to the extent, prior to the Merger Effective Date, Leeds shall provide substantiation in a form satisfactory to Northwest, of the dollar amount of such deductibles that have been satisfied for such Continuing Employees. Notwithstanding anything to the contrary herein, Continuing Employees shall be eligible to participate in the Northwest ESOP and the Holiday Bonus Plan at the same time and in the same manner as new employees of Northwest.

         (b) In the event of any termination or consolidation of any Leeds health, disability or life insurance plan with any Northwest health, disability or life insurance plan, Northwest shall make available to Continuing Employees and their dependents employer-provided health, disability or life insurance coverage on the same basis as it provides such coverage to Northwest employees.

Unless a Continuing Employee affirmatively terminates coverage under a Leeds health, disability or life insurance plan prior to the time that such Continuing Employee becomes eligible to participate in the Northwest health, disability or life insurance plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Leeds health, disability or life insurance plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health, disability or life insurance plans, programs and benefits common to all employees of Northwest and their dependents. In the event of a termination or consolidation of any Leeds health plan, terminated Leeds employees and qualified beneficiaries will have the right to continued coverage under group health plans of Northwest in accordance with IRC Section 4980B(f) and ERISA Sections 601-609, consistent with the provisions of subsection (c) below. In the event of any termination, or consolidation of any Leeds health plan with any Northwest health plan, any pre-existing condition, limitation or exclusion in the Northwest health plan shall not apply to Continuing Employees or their covered dependents who have satisfied such pre-existing condition exclusion waiting period under a Leeds health plan with respect to such pre-existing condition on the Merger Effective Date and who then change that coverage to Northwest's health plan at the time such Continuing Employee is first given the option to enroll in such Northwest health plan. In the event of a termination of or consolidation of any Leeds health plan with any Northwest health plan, Continuing Employees will be required to seek reimbursement of claims arising prior to the Merger Effective Date from the Leeds health plan and shall not be entitled to seek reimbursement of claims arising prior to the Merger Effective Date from the Northwest health plan.

         (c) Nothing contained in this Agreement shall be construed to grant a contract of employment to any employee of Leeds who becomes an employee of Northwest. Any Leeds employee whose employment is terminated involuntarily (other than for cause) within one year of the Merger Effective Date shall receive a lump sum severance payment from Leeds Savings or Northwest equal to two weeks pay at the rate then in effect, for each full year of employment with Leeds Savings, up to a maximum of twelve weeks. Such Leeds employees will have the right to continued health coverage under group health plans of Northwest in accordance with IRC Section 4980B(f) and ERISA Sections 601-609.

         (d) Directors Marguerite E. Wolf, John F. Doyle, Raymond J. Hartman, Jr. and Gordon E. Clark shall continue as directors of Leeds Savings following the Merger Effective Date ("Continuing Directors"). Continuing Directors other than Continuing Directors who are also employees of Leeds Savings shall receive an annual fee (payable in quarterly installments) equal to the annual rate paid to such Continuing Director as of the Merger Effective Date, provided that the annual fee shall be increased by 5% each year. If Northwest Bancorp causes Leeds Savings to merge with Northwest Bank prior to June 30, 2003, Northwest Bank shall establish a Leeds Savings Advisory Board of Directors to consist of the Continuing Directors and any other person designated by Northwest Bancorp, and such persons shall commence service on the Advisory Board of Directors immediately following such merger. The Advisory Board shall be maintained for a period ending no earlier than June 30, 2003 and Northwest will consult with the Advisory Board as to whether the Advisory Board will be continued or discontinued after the initial term. The Advisory Board shall meet no less than quarterly and each Advisory Board member who was a Continuing Director ("Leeds Advisory Directors") shall receive an annual fee (payable in quarterly installments) equal to the annual rate paid to such Continuing Director at the time of such merger, provided that the annual fee paid to Leeds Advisory Directors shall be increased by 5% each year through June 30, 2003. Beginning July 1, 2003, the annual fee paid to Leeds Advisory Directors shall be determined by Northwest in its sole discretion. Continuing Directors who are also employees of Leeds Savings shall be compensated as employees and shall not receive separate compensation for service as a director of Leeds Savings or a member of the Advisory Board.

         (e) Supplemental health benefits currently provided to retired directors, retired employees and the active employee identified in Leeds Disclosure Schedule 5.11(e) shall be continued, and similar supplemental health benefits shall be made available to directors of Leeds Savings who retire on or prior to the Merger Effective Date and Continuing Directors of the Leeds Savings Board of Directors or the Advisory Board. Supplemental post-retirement health benefits shall be provided to the four (4) employees identified in Leeds Disclosure Schedule 5.11(e) if their employment with Leeds or Northwest continues through their retirement after reaching age 65 and they satisfy all other terms of the program, provided that the annual cost of such benefit for any such employee shall be limited to $1,300 increased by 5% each year after the Merger Effective Date. Such supplemental health benefits shall continue for the life of the applicable director or employee and shall otherwise be provided pursuant to the terms of the program described in Leeds Disclosure Schedule 5.11(e). No amendment to such supplemental health benefits shall be made after the Merger Effective Date that would in any way adversely affect the supplemental health benefits available on the Merger Effective Date. Notwithstanding the foregoing or the terms of the current supplemental health benefits arrangement, Gordon E. Clark and Dale R. Douglas shall be entitled to receive supplemental health benefits as currently provided to retired directors and the employees identified on Schedule 5.11(e) commencing at age 65, regardless of whether Gordon E. Clark and Dale R. Douglas are employed by Northwest or its successor upon their attainment of age 65.

         (f) At or prior to the Merger Effective Date, the Leeds Federal Savings Bank Employee Stock Ownership Plan (the "ESOP") shall be terminated on such terms and conditions as contained in the ESOP (as of the date of this Agreement) and any outstanding balance on an existing ESOP loan shall be repaid from Leeds Savings contributions, to the extent permitted under the IRC, with the remaining outstanding balance paid from the sale of shares in the ESOP suspense account. Any remaining consideration received from the sale of shares in the ESOP suspense account after such repayment shall be allocated as investment earnings to the ESOP accounts of those employees of Leeds who are ESOP participants and beneficiaries (the "ESOP Participants") in accordance with the terms of the ESOP as amended with respect to such termination and as in effect on the Merger Effective Date. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP (including allocations of the consideration received from the sale of the shares in the ESOP suspense account) determined in accordance with the terms of the plan as of the Merger Effective Date. As soon as practicable after the receipt of a favorable determination letter from the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under Section 401(a) of the IRC (the "Final Determination Letter"), distributions of the benefits under the ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, Leeds and its representatives before the Merger Effective Date, and Northwest and its representatives after the Merger Effective Date, shall use their best efforts to apply for and to obtain such favorable Final Determination Letter from the IRS. If Leeds and its representatives, before the Merger Effective Date, and Northwest and its representatives after the Merger Effective Date, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its tax-qualified status, Leeds before the Merger Effective Date, and Northwest after the Merger Effective Date, shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP Participants, provided that the assets of the ESOP shall be held or paid only for the benefit of the ESOP Participants, as determined on the Merger Effective Date, and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to Leeds or to Northwest or any affiliate thereof. At the time distribution of benefits is made under the ESOP on or after the Merger Effective Date, at the election of the ESOP Participant, the amount thereof that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the IRC) may be rolled over by such ESOP Participant to any qualified Northwest benefit plan that permits rollover distributions or to any eligible individual retirement account.

         (g) The Leeds Federal Savings Bank 401(k) Plan (the "401(k) Plan") shall be terminated prior to the Merger Effective Date, and in connection therewith the accounts held for those employees of Leeds who are Leeds 401(k) Plan participants and beneficiaries (the "401(k) Plan Participants") shall be fully vested on the date of such termination. Prior to the Merger Effective Date pursuant to board resolutions entered into prior to the Merger Effective Date, Leeds shall make matching company contributions pursuant to the 401(k) Plan for the portion of the plan year that ends on the 401(k) Plan termination date. Subject to and as soon as practicable after receipt of a favorable determination letter from the IRS as to the tax-qualified status of the 401(k) Plan under Sections 401(a) and 501(a) of the IRC upon its termination (the "401(k) Determination Letter"), all remaining account balances held under the 401(k) Plan shall be distributed to, or rolled over by, 401(k) Plan Participants pursuant to the distribution options available to participants under the 401(k) Plan. Leeds and its representatives prior to the Merger Effective Date, and Northwest and its representatives after the Merger Effective Date, shall use their best efforts to apply for and obtain such 401(k) Determination Letter from the IRS. In the event that Leeds and its representatives prior to the Merger Effective Date, and Northwest and its representatives after the Merger Effective Date, reasonably determine that the 401(k) Plan cannot obtain a favorable 401(k) Determination Letter, Leeds and its representatives prior to the Merger Effective Date and Northwest and its representatives after the Merger Effective Date, shall take such actions as they may reasonable determine, with respect to the distribution of benefits to the 401(k) Plan Participants, provided that the assets of the 401(k) Plan shall be held or paid only for the benefit of such 401(k) Plan Participants. At the time distribution of benefits is made under the 401(k) Plan on or after the Merger Effective Date, at the election of the 401(k) Participant, the amount thereof that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the IRC) may be rolled over by such 401(k) Participant to any qualified Northwest benefit plan that permits rollover distributions or to any eligible individual retirement account.

         (h) Northwest and Leeds Savings shall honor all obligations under the Directors Retirement Plan. Each Director currently participating in the Directors Retirement Plan shall receive an annual benefit equal to the amount, and at the time, set forth in Leeds Disclosure

Schedule 5.11(h). Such annual benefit shall be paid to each Director, and to his or her beneficiary in the event of his or her death, pursuant to the applicable provisions of the Directors Retirement Plan in effect on the Merger Effective Date. For purposes of the Directors Retirement Plan, service on the Leeds Savings Board of Directors shall also include both service on the Leeds Savings Board of Directors and the Leeds Savings Advisory Board following the Merger Effective Date, provided that the total annual benefit shall not exceed the amount identified on Schedule 5.11(h).

         (i) Northwest and Leeds Savings shall honor all obligations under the 1993 and 1998 Directors Deferred Compensation Plans (collectively, the "Directors Deferred Compensation Plans") and shall continue the Directors Deferred Compensation Plans for directors participating in the Directors Deferred Compensation Plans on the Merger Effective Date until the date the last such participating director terminates service on both the Leeds Savings Board of Directors and the Leeds Savings Advisory Board. In the event that a Continuing Director becomes ineligible to continue participation in the 1993 Directors Deferred Compensation Plan on or after the Merger Effective Date, such Continuing Director shall be authorized to participate in the 1998 Directors Deferred Compensation Plan, provided that such Continuing Director satisfies the eligibility requirements for participation in the 1998 Directors Deferred Compensation Plan. For purposes of the Directors Deferred Compensation Plans, service on the Leeds Savings Board of Directors shall also include both service on the Leeds Savings Board of Directors and the Leeds Savings Advisory Board following the Merger Effective Date.

         (j) The Trust Agreement related to the Directors Retirement Plan and the Directors Deferred Compensation Plans identified in Leeds Disclosure
Schedule 3.12(a) shall continue in full force and effect from and after the Merger Effective Date until all obligations under each such Plan have been fully satisfied, provided, however, that Leeds shall amend the Trust Agreement prior to the Merger Effective Date to permit Leeds or its successor to invade the principal of the Trust Agreement so long as sufficient assets remain in the Trust Agreement immediately after such invasion to fully satisfy at least 120% of all obligations under the Directors Retirement Plan and the Directors Deferred Compensation Plans. An enrolled actuary, mutually selected by Northwest and Gordon E. Clark, shall calculate the amount necessary to satisfy all obligations under the Directors Retirement Plan and the Directors Deferred Compensation Plans.

(k) At the written request of Northwest delivered to Leeds prior to the Merger Effective Date, all Remaining Contributions to one or more of the secular trusts under the Senior Management Supplemental Executive Retirement Plans ("SERPs") as set forth in Leeds Disclosure Schedule 3.12(a) shall be made at or prior to the Merger Effective Date. For purposes of this Section 5.11(k), Remaining Contributions shall be equal to the lump sum present value (using an interest rate of 8% for Gordon Clark and Dale Douglas, and 6% for Margaret Balsalmo and Kathleen Trumpler) of all amounts sufficient to provide the aggregate of (i) all supplemental retirement benefits earned under the applicable SERP as of the Merger Effective Date, and (ii) all additional benefits that would be earned under such SERP from and after the Merger Effective Date in the event that the applicable executive remained employed by Leeds and continued to earn a benefit under the SERPs until his or her Benefit Age as defined in the applicable SERP, provided, however, that the Remaining Contributions made to the SERP and secular trust of any executive shall not exceed the aggregate amount of annual contributions set forth on Leeds Disclosure Schedule 5.11(k). Any such request by Northwest to fund all Remaining Contributions shall be delivered to Leeds no less than ten (10) business days prior to the date as of which Northwest requests that the Remaining Contributions be made. In the event that Northwest requires all Remaining Contributions to be made to the secular trusts under the SERPs prior to the Merger Effective Date, Northwest shall have no further responsibility to make contributions to such secular trusts and no executive participating in a secular trust SERP shall accrue any additional benefit under his or her secular trust and SERP from and after the date such Remaining Contributions are made to the secular trust. In the event that Northwest requires the acceleration of a Remaining Contribution by Leeds or Northwest to a secular trust under a SERP which results in a parachute payment under Section 280G of the IRC, Leeds or Northwest, as applicable, shall provide the affected executive, in addition to any other amounts payable under this Agreement, a lump sum payment equal to (i) the amount of the excise tax incurred under Section 4999 of the IRC as a result of such parachute payment (the "Gross-Up Payment"), plus (ii) an amount sufficient to cover the full cost of such federal, state and local income and employment taxes (at the highest marginal tax rate applicable to the affected executive) on such Gross-Up Payment. In the event that Northwest or Leeds makes all Remaining Contributions to the secular trusts, each executive participating in a secular trust SERP shall enter into an agreement and release, satisfactory in form to Leeds and Northwest, that such Remaining Contributions shall be in full satisfaction of all obligations of Leeds and Northwest under the applicable SERP. In the event Northwest does not request Leeds to make all Remaining Contributions under the secular trusts prior to the Merger Effective Date, Northwest shall honor the secular trusts and SERPs following the Merger Effective Date, provided, however, that Northwest shall, or Leeds shall prior to the Merger Effective Date, amend each secular trust and SERP to provide that from and after the Merger Effective Date, each executive shall be entitled to continue to accrue a future benefit under the applicable secular trust and SERP equal to the supplemental retirement benefit that he or she would have earned under his or her secular trust and SERP if the executive remained in the employ of Leeds until his or her Benefit Age, reduced by the benefit earned by such executive under the Northwest qualified defined benefit plan for the period from the Merger Effective Date through termination of employment or retirement; provided that in such event Leeds and/or Northwest shall make a contribution on or before the Merger Effective Date to the applicable secular trust pursuant to the terms of the applicable SERP and secular trust sufficient to provide the supplemental retirement benefit earned under the applicable SERP as of the Merger Effective Date, and provided that Leeds and/or Northwest shall continue to make all contributions to the applicable secular trust sufficient to fund the future benefit earned from and after the Merger Effective Date pursuant to the terms of the applicable SERP and secular trust. In the event Northwest does not request Leeds to make all Remaining Contributions to the secular trust prior to the Merger Effective Date, Northwest may elect whether or not to treat a subsequent merger of Leeds into Northwest as a change in control for purposes of the SERPs and the secular trusts.

(l) Until the Merger Effective Date, Leeds shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the IRC and Sections 601 through 609 of ERISA ("COBRA") with respect to each Leeds Savings qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in

COBRA) before the Merger Effective Date. Northwest shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each Leeds Savings qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Merger Effective Date, and (ii) for continued health coverage under COBRA from and after the Merger Effective Date for each Leeds Savings qualified beneficiary who incurs a qualifying event before the Merger Effective Date.

(m) Notwithstanding anything contained in any existing employment or severance agreement, as of the Merger Effective Date, Gordon E. Clark shall execute a termination and release to his employment agreement substantially in the form set forth in Leeds Disclosure Schedule 6.02(i), which shall provide that such employment agreement shall terminate as of the Merger Effective Date and, in lieu of any rights and payments under such employment agreement, Mr. Clark shall be entitled to the rights and payments identified in such termination and release agreement.

         Section 5.12 Duty to Advise; Duty to Update the Northwest Disclosure Schedules

         Northwest shall promptly advise Leeds of any change or event having a Material Adverse Effect on Northwest or which Northwest believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Northwest shall update Northwest' Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Northwest Disclosure Schedule. The delivery of such updated Schedules shall not relieve Northwest from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.

                                   ARTICLE VI
                                   CONDITIONS

         Section 6.01  Conditions to Obligations of Leeds Under this Agreement

         The obligations of Leeds under this Agreement shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Leeds pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, Northwest to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Northwest, and Leeds Bankshares shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Northwest required by this Agreement to be performed by Northwest at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of Northwest in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

         (d) Approvals of Regulatory Authorities. The MHC Merger and the Mid-Tier Merger shall have received all required approvals of Regulatory Authorities and all notice and waiting periods required thereunder shall have expired or been terminated.

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) Officer's Certificate. Northwest shall have delivered to Leeds Bankshares a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e), (h) and (j) of this Section
6.01 have been satisfied, to the best knowledge of the officer executing the same;

         (g) Approval of the Stockholders of Leeds Bankshares and the Members of Leeds MHC. This Agreement and the transactions contemplated hereby shall have been approved by:

                  (i) the stockholders of Leeds Bankshares by such vote as is required under the HOLA and regulations and policy of the Regulatory Authorities, the charter and bylaws of Leeds Bankshares, and under Nasdaq requirements applicable to it; and

                  (ii) to the extent required by the Regulatory Authorities, by the members of Leeds MHC by such vote as is required.

         (h) Funds Deposited with the Exchange Agent. On or prior to the Closing Date, Northwest Bancorp shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the Aggregate Merger Consideration that the Leeds Bankshares stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 of this Agreement.

         (i) Updated Fairness Opinion. Prior to the mailing of the Stockholder Proxy Statement, Leeds shall have received the Updated Fairness Opinion.

         (j)  Employment   Agreement.   Northwest  Bancorp  shall  have
executed the employment agreements and Noncompetition Agreements with Gordon E. Clark and Dale R. Douglas substantially in the forms set forth as part of Leeds Disclosure Schedule 6.01(j).

         Section 6.02 Conditions to the Obligations of Northwest Under this Agreement

         The obligations of Northwest hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Northwest pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, Leeds to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Leeds and Northwest shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Leeds required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of Leeds in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

         (d) Approvals of Regulatory Authorities. The Merger shall have received all required approvals of Regulatory Authorities (without the imposition of any conditions adversely affecting in a material respect the economic benefit Northwest reasonably expects to accrue in the transaction, excluding standard conditions that are normally imposed by the Regulatory Authorities in merger transactions); and all notice and waiting periods required thereunder shall have expired or been terminated.

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) No Material Adverse Effect. Since June 30, 2000, there shall not have occurred any Material Adverse Effect with respect to Leeds Bankshares and Leeds Savings; and

         (g) Officer's Certificate. Leeds MHC, Leeds Bankshares and Leeds Savings shall have delivered to Northwest a certificate, dated the Closing Date and signed, without personal liability, by the chairman of the board or president of each, to the effect that the conditions set forth in subsections
(a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same.

          (h) Employment Agreements. Gordon E. Clark and Dale R. Douglas shall have executed the employment agreements with Leeds Savings and Northwest Bancorp, and the Noncompetition Agreements with Northwest
Bancorp, substantially in the forms set forth as part of Leeds Disclosure
Schedule 6.01(j).

          (i) Termination Agreement. Gordon E. Clark shall have executed a Termination and Release Agreement, substantially in the form set forth as part of Leeds Disclosure Schedule 6.02(i).


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         Section 7.01  Termination

         This Agreement may be terminated on or at any time prior to the Closing
Date:

         (a)   By the mutual written consent of the parties hereto;

         (b) By either Northwest, Leeds Bankshares or Leeds MHC acting individually:

                  (i) if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other party and the breach cannot be, or shall not have been, remedied within thirty (30) days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                  (ii) if the Closing Date shall not have occurred on or before April 30, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; provided, however, the parties shall in good faith agree to extend such deadline for a period of an additional one hundred and twenty (120) days thereafter in the event that such parties determine that it is reasonably likely that such Closing Date will in fact occur during such extension period.

                  (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is denied, or is granted subject to any change that adversely affects in a material respect the economic benefit that either Party reasonably expects to accrue in the transactions unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date;

                  (iv) if the approval of the stockholders of Leeds Bankshares and any approval of the members of Leeds MHC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or members, as the case may be, or at any adjournment or postponement thereof; or

         (c) By Northwest if (i) as provided in Section 5.06(a)(iii), the Board of Directors of Leeds MHC or Leeds Bankshares withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to

Northwest, or (ii) Leeds MHC or Leeds Bankshares enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal.

         (d) By Leeds Bankshares or Leeds MHC, upon two days' prior notice to Northwest, if, as a result of a Superior Proposal, the Board of Directors of Leeds Bankshares or Leeds MHC determines, in good faith and in consultation with counsel, that its fiduciary duties require that such Superior Proposal be accepted.

         Section 7.02  Effect of Termination

         (a) Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than the confidentiality provisions of Section 5.02(a) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Northwest or Leeds to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) As a condition of Northwest' willingness, and in order to induce Northwest to enter into this Agreement and to reimburse Northwest for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Leeds Bankshares will make an aggregate cash payment to Northwest of $2.2 million (the "Expense Fee") if Northwest has terminated this Agreement pursuant to Section 7.01(c) or Leeds Bankshares or Leeds MHC has terminated this Agreement pursuant to Section 7.01(d), and in such event Leeds Bankshares and Leeds MHC shall have no further liability to Northwest. Any payment required under this Section 7.02(b) shall be paid by Leeds Bankshares to Northwest (by wire transfer of immediately available funds to an account designated by Northwest) within five (5) business days after written demand by Northwest.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01  Expenses

         (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

         (b) In the event of any termination of this Agreement pursuant to
Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties, in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

         Section 8.02  Non-Survival of Representations and Warranties

         All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date, other than those covenants set forth in Sections 2.01(a), 5.05 and 5.11, which will survive the Merger.

         Section 8.03  Amendment, Extension and Waiver

         Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed by duly authorized officers on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 8.04  Entire Agreement

         Except as set forth in this Agreement, this Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this Agreement, this Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(a)(i), 2.03, 5.05 and 5.11.

         Section 8.05  No Assignment

         Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         Section 8.06  Notices

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

         (a)   If to Northwest to:

         Northwest Bancorp, Inc.
         Liberty and Second Streets
         Warren, PA   16365
         Attn: William J. Wagner
         President and CEO
         Fax: (814) 728-7716

         with a copy to:

         Luse Lehman Gorman Pomerenk & Schick
         5335 Wisconsin Avenue, NW
         Washington, DC 20016
         Attn:    Eric Luse, Esq.
                  Kenneth R. Lehman, Esq.
         Fax: (202) 362-2902

         (b)   If to Leeds to:

         Leeds Federal Bankshares, Inc.
         1101 Maiden Choice Lane
         Baltimore, MD  21229
         Attn: Gordon E. Clark
         President, and Chief Executive Officer
         Fax: (410) 242-7549

         with a copy to:

         Schiff Hardin & Waite
         6600 Sears Tower
         Chicago, IL   60606
         Attn:    Christopher J. Zinski, Esq.
         Fax:     (312) 258-5700

         Section 8.07  Captions

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 8.08  Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 8.09  Severability

         If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result that is as substantially similar to the result originally intended as possible.

         Section 8.10  Governing Law

         This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Pennsylvania, except to the extent that Federal law shall be deemed to preempt such State law.

         Section 8.11  Specific Performance

         The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                   NORTHWEST SAVINGS BANK

                                   /s/ William J. Wagner
                                   --------------------------------------------
                               By: William J. Wagner, President



                                   NORTHWEST BANCORP, INC.

                                   /s/ William J. Wagner
                                   --------------------------------------------
                               By: William J. Wagner, President



                                   NORTHWEST BANCORP, MHC

                                   /s/ William J. Wagner
                                   --------------------------------------------
                               By: William J. Wagner, President



                                   LEEDS FEDERAL SAVINGS BANK

                                   /s/ Gordon E. Clark
                                   --------------------------------------------
                               By: Gordon E. Clark, President



                                   LEEDS FEDERAL BANKSHARES, INC.

                                   /s/ Gordon E. Clark
                                   --------------------------------------------
                               By: Gordon E. Clark, President



                                   LEEDS FEDERAL BANKSHARES,  MHC

                                   /s/ Gordon E. Clark
                                   --------------------------------------------
                               By: Gordon E. Clark, President

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
William J. Wagner                   Gordon E. Clark
President and CEO                   President and CEO
Northwest Bancorp, Inc.             Leeds Federal Bankshares, Inc.
Northwest Bancorp, MHC              Leeds Federal Bankshares, MHC
TEL: (814) 728-7716                         TEL: (410) 242-7549

NORTHWEST BANCORP, INC. TO ACQUIRE LEEDS FEDERAL BANKSHARES, INC.

         Warren, Pennsylvania and Baltimore, Maryland. August 16, 2001. Northwest Bancorp, Inc. (Nasdaq: NWSB) ("Northwest Bancorp"), the holding company for Northwest Savings Bank, and Leeds Federal Bankshares, Inc. (Nasdaq:
LFED) ("Leeds Bankshares"), the holding company for Leeds Federal Savings Bank ("Leeds Savings"), announced jointly today that they, along with Northwest Bancorp, MHC ("Northwest MHC") and Leeds Federal Bankshares, MHC ("Leeds MHC"), have entered into a definitive agreement under which Northwest Bancorp and Northwest MHC would acquire Leeds Bankshares and Leeds MHC, respectively. Leeds Bankshares stockholders other than Leeds MHC will receive $32.00 in cash for each share of Leeds Bankshares, resulting in a cash payment by Northwest of approximately $44 million. Shares of Leeds Bankshares held by Leeds MHC will be cancelled. Each of the Boards of Directors has approved the transaction. Due diligence has been completed. The transaction is expected to be completed in the first calendar quarter of 2002, and is subject to approval by the Leeds Bankshares shareholders and Leeds MHC members (if necessary) and applicable regulatory authorities.

         William J. Wagner, President and Chief Executive Officer of Northwest Bancorp, stated, "We are very pleased to announce the acquisition of Leeds Bankshares. Leeds' market area is contiguous to the market we currently serve in southern Pennsylvania, and we are excited about expanding into this market. We intend to continue Leeds' focus on community banking, and at the same time expand the products and services offered to Leeds' customers."

         Gordon Clark, President of Leeds Bankshares and Leeds MHC stated, "We are pleased to merge with Northwest Bancorp. This will give us the opportunity to expand our services for our customers and allow us to continue to be a community bank."

         Founded in 1896, Northwest Savings Bank holds assets of over $3.8 billion and currently operates 113 community banking facilities in 32 counties throughout Pennsylvania and northeastern Ohio.

         Founded in 1923, Leeds Savings operates two offices, one in Baltimore County, Maryland and the other in Howard County, Maryland. As of June 30, 2001, Leeds Bankshares had total assets of $378.5 million, deposits of $320.5 million and stockholders' equity of $50.9 million. Leeds MHC owns approximately 72.7% of the outstanding shares of Leeds Bankshares common stock.